CERTIFICATE OF TRUST

                                       OF

                             FRANKLIN MANAGED TRUST

                            a Delaware Business Trust


  THIS Certificate of Trust of Franklin Managed Trust (the "Trust"), dated as of this 7th day of July, 1999, is being duly executed and filed, in order to form a business trust pursuant to the Delaware Business Trust Act (the "Act"), Del. Code Ann. tit. 12, ss.ss.3801-3819.

  1.  NAME.       The name of the business trust formed hereby is "Franklin
Managed Trust."

  2. REGISTERED OFFICE AND REGISTERED AGENT. The Trust will become, prior to the issuance of shares of beneficial interest, a registered investment company under the Investment Company Act of 1940, as amended. Therefore, in accordance with section 3807(b) of the Act, the Trust has and shall maintain in the State of Delaware a registered office and a registered agent for service of process.

                (A)  REGISTERED OFFICE.   The registered office of the Trust
           in Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

                (B)  REGISTERED AGENT.   The registered agent for service of
           process on the Trust in Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

  3.  LIMITATION OF LIABILITY.   Pursuant to section 3804(a) of the Act, the
debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust, established pursuant to the terms of the Agreement and Declaration of Trust of the Trust, shall be enforceable against the assets of such series only, and not against the assets of the Trust generally.

  IN WITNESS WHEREOF, the Trustees named below do hereby execute this Certificate of Trust as of the date first-above written.



                               /s/ William J. Lippman
                               William J. Lippman



                               /s/ Frank T. Crohn
                               Frank T. Crohn



                               /s/ Charles Rubens II
                               Charles Rubens II



                               /s/ Leonard Rubin
                               Leonard Rubin



215968.01